UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2005 ( January 31, 2005)

ENTRADA NETWORKS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26952	33-0676350
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

5755 Oberlin Drive, Suite 204, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (858) 597-1102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 2.03 below is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    On December 14, 2004, Entrada Networks, Inc. and each of its subsidiaries, Rixon Networks, Inc., Sync Research, Inc., and Torrey Pines Networks, Inc., including its subsidiary, Microtek Systems, Inc. (collectively, "Entrada"), executed that certain Amendment to Loan Documents and that certain Loan and Security Agreement (together, the "Amended and Restated Loan Agreement") with Silicon Valley Bank, a California chartered bank ("Silicon Valley Bank") effective as of December 14, 2004, which amends and restates that certain Loan and Security Agreement between Entrada and Silicon Valley Bank and dated February 20, 2001, as amended through December 13, 2004 (the "Prior Loan Agreement").

    Under the Amended and Restated Loan Agreement, Silicon Valley Bank may, in its sole discretion, make advances to Entrada against Eligible Accounts (as defined in the Amended and Restated Loan Agreement) of Rixon Networks, Sync Research, Torrey Pines and Microtek Systems. The principal amount of such advances will not exceed 75% of the face amount of Eligible Accounts of each of Rixon Networks and Sync Research and 80% of the face amount of Eligible Accounts of each of Torrey Pines and Microtek Systems, subject to certain adjustments. Silicon Valley Bank may change these percentages at any time in its sole discretion. The aggregate face amount of all Financed Receivables (defined as those Eligible Accounts against which Silicon Valley Bank makes advances to Entrada) outstanding at any time may not exceed $1.0 million. In addition, Silicon Valley Bank has no obligation to make advances to Entrada in excess of $800,000 in the aggregate at any time outstanding.

    Amounts borrowed under the Amended and Restated Loan Agreement accrue interest at an annual rate equal to Silicon Valley Bank’s prime rate plus 5% ( 10.25% at December 31, 2004). The minimum monthly interest payment during the term of the Amended and Restated Loan Agreement is $750. Pursuant to the Amended and Restated Loan Agreement, Entrada is also subject to a monthly "collateral handling fee" of 0.75% of the Financed Receivable Balance (as defined in the Amended and Restated Loan Agreement) for each Financed Receivable outstanding, based upon a 360 day year. Upon an Event of Default (as defined in the Amended and Restated Loan Agreement), the annual interest rate will increase by an additional 5% and the collateral handling fee will increase by an additional 0.50%.

    Under the Amended and Restated Loan Agreement, Entrada is obligated to repay amounts advanced against each Financed Receivable, including all related and accrued interest, other finance charges and the collateral handling fee, upon the earlier of (i) the date on which payment of the Financed Receivable is received; (ii) the date on which the Financed Receivable no longer qualifies as an Eligible Account; (iii) the date on which any Adjustment (as defined in the Amended and Restated Loan Agreement) is asserted against the Financed Receivable (to the extent of such Adjustment); (iv) the date on which Entrada breaches certain representations and warranties or any covenant under the Amended and Restated Loan Agreement; or (v) expiration of the Amended and Restated Loan Agreement.

    To secure Entrada’s repayment of amounts borrowed under the Amended and Restated Loan Agreement, Entrada granted to Silicon Valley Bank a security interest in substantially all of its assets, including its intellectual property rights, now owned or hereafter acquired. Upon an Event of Default, Silicon Valley Bank may pursue a variety of remedies including, but not limited to, ceasing to make advances to Entrada, declaring all of Entrada’s indebtedness to Silicon Valley Bank immediately due and payable, and taking possession and disposing of the collateral securing performance of Entrada’s obligations under the Amended and Restated Loan Agreement. Pursuant to the Amended and Restated Loan Agreement, an Event of Default includes, but is not limited to, Entrada’s failure to timely repay its indebtedness to Silicon Valley Bank, Entrada’s failure to perform any material term, provision or covenant included in the Amended and Restated Loan Agreement, the occurrence of a Material Adverse Change to Entrada (as defined in the Amended and Restated Loan Agreement), the insolvency of Entrada, and certain defaults by Entrada under agreements with third parties.

    The Amended and Restated Loan Agreement was to expire on December 17, 2004. However, on December 22, 2004, Entrada and Silicon Valley Bank executed that certain Amendment to Loan Documents, effective as of December 22, 2004 (the "Loan Agreement Amendment"), pursuant to which the parties extended the expiration date of the Amended and Restated Loan Agreement to January 30, 2005.

    On February 8, 2005, Entrada and Silicon Valley Bank executed that certain Amendment to Loan Documents, effective as of February 8, 2004 (the "Loan Agreement Amendment"), pursuant to which the parties extended the expiration date of the Amended and Restated Loan Agreement to March 1, 2005.

    Descriptions in this Current Report of the Amended and Restated Loan Agreement and the Loan Agreement Amendment are incomplete and are qualified in their entirety by reference to copies of such documents which were filed as Exhibits 10.1, 10.2, 10.3 on January 7, 2005, respectively, which exhibits are incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Previous independent accountants

On January 31, 2005, BDO Seidman, LLP ("BDO"), our independent accountants, were dismissed by the Audit Committee of our Board of Directors, which thereafter approved the selection of new independent accountants, as described below.

The reports of BDO on our financial statements for the fiscal years ended January 31, 2003 and 2004 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the our two most recent fiscal years ended January 31, 2003 and 2004, and for the subsequent interim periods preceding this dismissal, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such years or interim periods.

We have provided a copy of this report to BDO and requested that it furnish a letter addressed to the SEC stating whether it agrees with the statements made by us in response to this item. A copy of that letter, dated February 3, 2005 is filed as Exhibit 16.1 of this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

Incorporated by Reference
Exhibit	Exhibit Description	Form	Filing Date	Filed
Number				Herewith
10.1	Silicon Valley Bank Loan and Security Agreement dated December 14, 2004	8-K	January 7, 2005	☐
10.2	Silicon Valley Bank Amendment to Loan Documents dated December 14, 2004	8-K	January 7, 2005	☐
10.3	Silicon Valley Bank Amendment to Loan Documents dated December 22, 2004	8-K	January 7, 2005	☐
10.4	Silicon Valley Bank Amendment to Loan Documents dated February 8, 2005			☒
16.1	Letter from BDO Seidman, LLC.			☒

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRADA NETWORKS, INC.
Date:	February 9, 2005	/s/ Davinder Sethi
Davinder Sethi, Ph.D.
Chief Financial Officer
Principal Accounting Officer